CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-91141, 333-54118, 333-74920) and Form S-3 (Nos. 333-59224, 333-68446) of Plains All American Pipeline L.P. of our report dated December 16, 2003, relating to the combined financial statements of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas

December 17, 2003